UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021

Lightstone Value Plus Real Estate Investment Trust V, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address of principal executive offices)

(Zip Code)

(732) 367-0129

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.08 Shareholder Director Nominations.

On April 16, 2021,  Lightstone Value Plus Real Estate Investment Trust V, Inc. (the “Company”)  announced that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on August 12, 2021 at 8:30 a.m. Eastern Time at the executive offices of the Lightstone Group, 460 Park Avenue, 13th Floor, New York, New York. The record date for the Annual Meeting will be May 20, 2021.

Under rules of the Securities and Exchange Commission, any proposal by a stockholder for inclusion in the proxy materials for the Annual Meeting must be received by the Company no later than May 14, 2021. In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders not intended to be included in the Company’s proxy materials must be submitted in accordance with the Company’s bylaws. The bylaws provide that, in order for a stockholder to bring any business or nominations before the Annual Meeting, certain conditions set forth in Section 2.13 of the bylaws must be complied with, including, but not limited to, delivery of notice of the nomination or proposal no later than May 14, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST V, INC.

Dated: April 16, 2021	By:	/s/ Seth Molod
Seth Molod
Executive Vice President and Chief Financial Officer

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